AGREEMENT AND PLAN OF MERGER

OF

SOUTHWESTERN ENERGY COMPANY

(A Delaware Corporation)

AND

SOUTHWESTERN ENERGY COMPANY

(An Arkansas Corporation)

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 30, 2006 (the “Agreement”), is made by and between Southwestern Energy Company, a Delaware corporation (“SWN Delaware”), and Southwestern Energy Company, an Arkansas corporation (“SWN Arkansas”).  SWN Delaware and SWN Arkansas are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

A. SWN Arkansas is a corporation duly organized and existing under the laws of the State of Arkansas and has an authorized capital of 230,000,000 shares, consisting of  220,000,000 shares of common stock, par value $0.10 per share and 10,000,000 shares of preferred stock, $0.01 par value per share.  The preferred stock of SWN Arkansas is undesignated as to series, rights, preferences, privileges, or restrictions.  As of May 31, 2006, there were 168,452,336 shares of common stock of SWN Arkansas issued and outstanding, including 790,006 shares held in treasury and no shares of preferred stock of SWN Arkansas were issued and outstanding.

B. SWN Delaware is a corporation duly organized and existing under the laws of the State of Delaware and, on the date hereof, has authorized capital of 550,000,000 shares, consisting of 540,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.  The Preferred Stock of SWN Delaware is undesignated as to series, rights, preferences, privileges, or restrictions.  As of the date hereof, 100 shares of common stock of SWN Delaware were issued and outstanding, all of which were held by SWN Arkansas, and no shares of preferred stock of SWN Delaware were issued and outstanding.

C. SWN Delaware is a wholly owned subsidiary of SWN Arkansas.

D. The Board of Directors of SWN Arkansas has determined that, for the purpose of effecting the reincorporation of SWN Arkansas in the State of Delaware, it is advisable and in the best interests of SWN Arkansas and its shareholders that SWN Arkansas merge with and into SWN Delaware upon the terms and conditions provided herein (the “Merger”).

E.  The respective Boards of Directors of SWN Delaware and SWN Arkansas have approved and adopted this Agreement and have directed that this Agreement be submitted to a vote of their sole stockholder and shareholders, respectively, and executed by the undersigned officers.

F.  The Merger is intended to qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, SWN Delaware and SWN Arkansas hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I

MERGER

1.1 Merger.  In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the “DGCL”) and the Arkansas Business Corporation Act of 1987, as amended (the “ABCA”), SWN Arkansas shall be merged with and into SWN Delaware (the “Merger”), the separate existence of SWN Arkansas shall cease, and SWN Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware.  SWN Delaware shall be, and is sometimes referred to herein as, the “Surviving Corporation.”  The name of the Surviving Corporation shall be Southwestern Energy Company.

1.2 Filing and Effectiveness.  The Merger shall become effective when the following actions shall have been completed:

(a) this Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the DGCL and the ABCA;

(b) all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c) an executed Certificate of Merger meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware; and

(d) this Agreement, together with an executed articles of merger, as provided in Section 4-27-1105 of the ABCA, shall have been filed with the Secretary of State of the State of Arkansas.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

1.3 Effect of the Merger.  Upon the Effective Date of the Merger, the separate existence of SWN Arkansas shall cease and SWN Delaware, as the Surviving Corporation shall:

(i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger;

(ii) be subject to all actions previously taken by its and SWN Arkansas’ Board of Directors;

(iii) succeed, without other transfer, to all of the assets, rights, powers and property of SWN Arkansas in the manner more fully set forth in Section 259 of the DGCL;

(iv) continue to be subject to all of the debts, liabilities and obligations of SWN Delaware as constituted immediately prior to the Effective Date of the Merger; and

(v) succeed, without other transfer, to all of the debts, liabilities and obligations of SWN Arkansas in the same manner as if SWN Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the ABCA. Without limiting the generality of the foregoing, any claim existing or action or proceeding pending by or against Surviving Corporation or SWN Arkansas at the Effective Date of the Merger may, thereafter, be prosecuted by or against Surviving Corporation, as the surviving corporation, or, in connection with any such action or proceeding to which SWN Arkansas is a party, Surviving Corporation, as the surviving corporation, may be substituted in place of SWN Arkansas.  Neither the rights of creditors nor any liens upon the property of either Surviving Corporation or SWN Arkansas shall be impaired by reason of the Merger.

ARTICLE II

CHARTER DOCUMENTS AND OFFICERS

2.1 Certificate of Incorporation.  The Certificate of Incorporation of SWN Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws.  The Bylaws of SWN Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the

Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers.   The directors and officers of SWN Arkansas immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE III

MANNER OF CONVERSION OF STOCK

3.1 SWN Arkansas Common Stock.  Upon the Effective Date of the Merger, each share of SWN Arkansas Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be automatically converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation.

3.2 SWN Delaware Common Stock.   Upon the Effective Date of the Merger, each share of Common Stock,$0.01 par value, of SWN Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by SWN Delaware, the holder of such shares or any other person, be automatically canceled and returned to the status of authorized but unissued shares.

3.3 Exchange of Certificates.    After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of SWN Arkansas Common Stock may, at such stockholder’s option, surrender the same for cancellation to Computershare Trust Company, N.A., as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as provided herein.  Unless and until so surrendered, each outstanding certificate theretofore representing shares of SWN Arkansas common stock, par value $0.10 per share, shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s common stock, par value $0.01 per share, into which such shares of SWN Arkansas common stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by, such outstanding certificate as provided above.

Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of SWN Arkansas so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.  If any certificate for shares of SWN Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to SWN Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of SWN Delaware that such tax has been paid or is not payable.

ARTICLE IV

OPTIONS AND RIGHTS

4.1 Options.  Upon the Effective Date, (a) SWN Delaware will assume and continue all of SWN Arkansas’ stock option plans, including but not limited to the 2004 Stock Incentive Plan, the 2002 Employee Stock Incentive Plan, the 2000 Stock Incentive Plan, the 1993 Stock Incentive Plan and the 1993 Stock Incentive Plan for Outside Directors, and all of the outstanding and unexercised portions of all options and rights to buy common stock, par value $0.10 per share, of SWN Arkansas shall become options or rights for the same number of shares of common stock, par value $0.01 per share, of SWN Delaware, with no other changes in the terms and conditions of such options or rights, including exercise prices, and effective upon the Effective Date, SWN Delaware hereby assumes the outstanding and unexercised portions of such options and rights and the obligations of SWN Arkansas with respect thereto and (b) one share of SWN Delaware common stock shall be reserved for issuance under the stock option plans of SWN Delaware from and after the Effective Date of the Merger for each one full share of common stock of SWN Arkansas reserved for issuance under the stock option plans of SWN Arkansas immediately prior to the Effective Date of the Merger.

4.2 Other Employee Benefit Plans.  Upon the Effective Date, SWN Delaware will assume and continue all obligations of SWN Arkansas under any and all employee benefit plans in effect as of the Effective Date of the Merger or with respect to which employee rights or accrued benefits are outstanding as of the Effective Date, including but not limited to, the 401(k) Savings Plan, the Incentive Compensation Plan, the Supplemental Retirement Plan (including the related Supplemental Retirement Plan Trust) and the Non-Qualified Retirement Plan.

4.3 Rights Plan.  Upon the Effective Date, SWN Delaware will assume and continue all obligations of SWN Arkansas and will assume all rights outstanding under the Amended and Restated Rights Agreement between Southwestern Energy Company and the First Chicago Trust Company of New York dated April 12, 1999, as amended by Amendment No. 1 to the Amended and Restated Rights Agreement between Southwestern Energy Company and Equiserve Trust Company as successor to the First Chicago Trust Company of New York dated March 15, 2002.

ARTICLE V

GENERAL

5.1 Covenants of SWN Delaware.  SWN Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) file the Certificate of Merger with the Secretary of State of the State of Delaware;

(b) file this Agreement, together with an executed articles of merger, as provided in Section 4-27-1105 of the ABCA, with the Secretary of State of the State of Arkansas; and

(c) take such other actions as may be required by the DGCL or the ABCA, including in respect of dissenting shareholders of SWN Arkansas.

5.2 Further Assurances.  From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of SWN Arkansas such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Corporation and SWN Arkansas such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by the Surviving Corporation, the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SWN Arkansas and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of SWN Arkansas or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment.  At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either SWN Arkansas or SWN Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of SWN Arkansas or the sole stockholder of SWN Delaware or both.

5.4 Amendment.  The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and Arkansas, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder of either Constituent Corporation shall not unless approved by the stockholders as required by law:  (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5 Dissenting Shareholders.  The Surviving Corporation will promptly pay to any dissenting shareholders of SWN Arkansas the amount, if any, to which they shall be entitled under Section 4-27-1301 et seq. of the Arkansas Business Corporation Act with respect to the rights of dissenting shareholders.

5.6 Agreement.  Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 2350 North Sam Houston Parkway East, Suite 300, Houston, Texas 77032.

5.7 Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, excluding applicable conflict-of-laws principles, except to the extent the laws of the State of Arkansas must be applied pursuant to the relevant conflict-of-laws principles.

5.8 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, together, shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

SOUTHWESTERN ENERGY COMPANY,

an Arkansas corporation

By: /s/ Greg D. Kerley

Name:  Greg D. Kerley

Title:  Executive Vice President & Chief Financial

Officer

SOUTHWESTERN ENERGY COMPANY,

a Delaware corporation

By: /s/ Greg D. Kerley

Name:  Greg D. Kerley

Title:  Executive Vice President & Chief Financial

Officer